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                                                                       EXHIBIT 8

                      [VINSON & ELKINS L.L.P. LETTERHEAD]

                                January 10, 1997



Enron Corp.
1400 Smith Street
Houston, Texas  77002

Enron Capital Trust II
c/o Enron Corp.
1400 Smith Street
Houston, Texas  77002

Enron Preferred Funding II, L.P.
c/o Enron Corp.
1400 Smith Street
Houston, Texas  77002

         Re:     Enron Capital Trust II's issuance and sale of
                 Trust Originated Preferred Securities

Ladies and Gentlemen:

         We have acted as counsel with respect to federal income tax matters to Enron Corp., a Delaware corporation (the "Company"), Enron Preferred Funding II, L.P., a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership") and Enron Capital Trust II, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company, the Partnership and the Trust with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration Nos. 333-18699, 333-18699-01, 333-18699-02) (as amended, the "Registration
Statement")1 under the Securities Act of 1933 with respect to (i) the issuance and sale of the Trust Securities, (ii) the issuance and sale of the Partnership Preferred Securities, (iii) the issuance and sale of the Company Debenture and
(iv) the issuance and sale of the Trust Guarantee and the Investment
Guarantees.




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        1 Capitalized terms used but not defined herein have the
meanings ascribed to them in the Registration Statement.
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Enron Corp.
Enron Capital Trust II
Enron Preferred Funding II, L.P.
January 10, 1997
Page 2

         In rendering our opinions, we have reviewed and relied upon (i) the facts set forth in the Registration Statement, (ii) the forms of the Declaration, the Limited Partnership Agreement, the Trust Securities, the Partnership Preferred Securities, the Debentures, the Partnership Guarantee, the Trust Guarantee and the Investment Guarantee, each filed as an exhibit to the Registration Statement, and (iii) certain representations made by officers of the Company and certain of its subsidiaries.

         On the basis of the foregoing, and assuming that the Partnership and the Trust are formed and will be maintained in compliance with the terms of the Limited Partnership Agreement and the Declaration, respectively, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Considerations" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

         We express no opinion with respect to the transactions described in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described therein, and that our opinions are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions set forth in the Registration Statement would be sustained by a court with jurisdiction in a properly presented case.

         Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, and other relevant authorities, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Registration Statement.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        VINSON & ELKINS L.L.P.